HOST MARRIOTT REPORTS RESULTS OF OPERATIONS FOR SECOND QUARTER 2003

BETHESDA, MD; July 23, 2003 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the second quarter of 2003. The second quarter results reflect a difficult operating environment due to the effects of the war in Iraq, the outbreak of severe acute respiratory syndrome (SARS), and the generally weak economy, that has resulted in reduced group and business travel. Second quarter results include the following:

•	Total revenue was $874 million and $1,679 million, respectively, for the second quarter and year-to-date 2003 as compared to $917 million and $1,704 million, respectively, for the same periods of 2002.

•	Net income (loss) was $(14) million and $(48) million, respectively, for the second quarter and year-to-date 2003 as compared to $24 million and $25 million, respectively, for the second quarter and year-to-date 2002.

•	The Company’s diluted loss per share was $.09 and $.25, respectively, for the second quarter and year-to-date 2003 as compared to diluted earnings per share of $.06 and $.03, respectively, for the same periods of 2002.

•	Funds From Operations (as defined by NAREIT), or FFO per diluted share, was $.22 and $.37, respectively, for the second quarter and year-to-date 2003 as compared to $.35 and $.58 per diluted share, respectively, for the second quarter and year-to-date 2002.

•	Adjusted EBITDA, which is Earnings before Interest, Income Taxes, Depreciation, Amortization and other items, was $193 million and $365 million, respectively, for the second quarter and year-to-date 2003 versus $233 million and $428 million, respectively, for the same periods of 2002.

FFO per diluted share and Adjusted EBITDA are non-GAAP financial measures within the meaning of the Securities and Exchange Commission, or SEC, rules. Due to the recent guidance on non-GAAP financial measures issued by the SEC, the Company adopted the NAREIT definition of FFO per diluted share and is now reporting Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, as well as Adjusted EBITDA. See the discussion beginning on page 5 of this press release.

Operating Results

Comparable RevPAR for the second quarter declined 8.2% as a result of a 3.5% reduction in average room rate and an occupancy decline of 3.6 percentage points compared to the same period in 2002. Year-to-date comparable RevPAR declined 7.0% with a decline in room rate of 3.0% and a decrease in occupancy of 3.0 percentage points compared to the same period in 2002.

Christopher J. Nassetta, president and chief executive officer, stated, “Despite the challenging operating environment, our results were generally in line with our expectations. While visibility is limited, we believe that the second half of the year will be modestly weaker than we originally anticipated. We are, however, cautiously optimistic that 2004 will be a solid year for the lodging industry and for our portfolio.”

Asset Sales

On July 18, 2003, the Company closed on the sale of the Norfolk Waterside Marriott, the Palm Beach Gardens Marriott and the Oklahoma City Waterford Marriott hotels for $71 million. The Company expects the proceeds will be used primarily to retire existing debt.

“We are pleased with the sale of these hotels and are continuing to pursue additional asset sales in conjunction with the Company’s strategy of recycling capital by disposing of non-core assets,” said James F. Risoleo, executive vice president, acquisitions and development.

Balance Sheet

As of June 20, 2003, the Company had $312 million in cash on hand and $250 million of availability under its credit facility. The Company does not believe that it will need to borrow under the credit facility in 2003.

During June 2003, the Company acquired the remaining outside interests in the 772-room J.W. Marriott, Washington, D.C. for approximately $3 million and began to consolidate the partnership in the second quarter. The Company currently intends to refinance the existing $95 million mortgage debt on the property which matures in December 2003 with floating rate debt.

W. Edward Walter, executive vice president and chief financial officer, stated, “We continue to focus on liquidity and improving our balance sheet in order to maximize our flexibility to be able to address any uncertainties and to take advantage of opportunities as they arise.”

2003 Outlook

The Company’s updated guidance for RevPAR for full year 2003 is for a decline of approximately 3% to 5% and a third quarter RevPAR decrease of approximately 2.5% to 4.0%. Based upon this guidance, the Company estimates the following:

•	Diluted loss per share should be approximately $.69 to $.60 for the full year and approximately $.29 to $.27 for the third quarter;

•	Net loss should be approximately $148 million to $124 million for the full year and approximately $68 million to $63 million for the third quarter;

•	FFO per diluted share (as defined by NAREIT) should be approximately $.62 to $.70 for the full year and approximately $.00 to $.02 for the third quarter; the Company’s previous full year forecast included $.04 of FFO per diluted share for the income tax benefit related to the purchase of our leases, which has been excluded from this estimate. See discussion of FFO per diluted share beginning on page 5 for further detail, and;

•	Adjusted EBITDA should be approximately $725 million to $750 million for the full year. The Company’s previous full year forecast of EBITDA included approximately $15 million of adjustments primarily related to non-cash stock compensation expense, fair market value adjustments for hedge instruments and foreign currency adjustments, which has been excluded from this estimate. See discussion of Adjusted EBITDA beginning on page 5 for further detail.

Although the Company has more than adequate liquidity, based upon the current forecast it is unlikely that the Company will pay a fourth quarter 2003 dividend on its preferred shares due to limitations in the Company’s senior notes indenture and credit facility, both of which restrict the Company’s ability to pay dividends when the Company’s EBITDA to interest coverage ratio (as defined in our senior notes indenture) is below 2.0 to 1.0. The Company does not expect to pay a common dividend in 2003.

This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; threats of terrorism that affect travel patterns and demand for hotels; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes. For further information regarding risks and uncertainties associated with our business, please refer to the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of July 22, 2003 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Host Marriott is a Fortune 500 lodging real estate company which currently owns or holds controlling interests in 120 upscale and luxury hotel properties primarily operated under premium brands, such as Marriott, Ritz-Carlton, Hyatt, Four Seasons, Swissôtel and Hilton. For further information, please visit the Company’s website at www.hostmarriott.com.

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HOST MARRIOTT CORPORATION

Index

Page No.

Introductory Notes to Financial Information	5

Consolidated Balance Sheets June 20, 2003 and December 31, 2002	8

Consolidated Statements of Operations Quarter Ended and Year-to-date June 20, 2003 and June 14, 2002	9

Earnings (Loss) per Share	11

Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations per Diluted Share	12

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA	14

Reconciliation of Net Income (Loss) to Adjusted EBITDA for Full Year 2003 Forecasts	15

Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations per Diluted Share for Third Quarter 2003 and Full Year 2003 Forecasts	16

Hotel Operational Data
Comparable Property Statistics	19
Property Statistics by Region (All Properties)	21
Schedule of Comparable Hotel-Level Results	22

Other Financial Data	24

Reconciliation of Funds From Operations per Diluted Share per NAREIT to Previously Reported Comparative Funds From Operations per Diluted Share for 2002 and First Quarter 2003	26

Reconciliation of EBITDA and Adjusted EBITDA to Previously Reported EBITDA for 2002 and First Quarter 2003	29

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as we or Host Marriott, is primarily the owner of hotel properties. We operate as a self-managed and self-administered real estate investment trust, or REIT. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 10% partnership interests of Host LP held by outside partners as of June 20, 2003, which is reflected as minority interest in our balance sheet and minority interest expense in our statement of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are different from measures calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable Securities and Exchange Commission, or SEC, rules that we believe are useful to investors. They are as follows: (i) Funds From Operations per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel-Level Results. The following discussion defines these terms and presents why we believe they are useful measures of our performance.

FFO per Diluted Share

The National Association of Real Estate Investment Trusts, or NAREIT, defines Funds From Operations, or FFO, as net income (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate and real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented on a per share basis after making adjustments for the effects of dilutive securities. We use FFO per diluted share as a measure of our performance because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, because real estate values have historically risen or fallen with market conditions, most industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be misleading or uninformative. NAREIT adopted the definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have historical cost accounting treatments associated with net income under GAAP. We believe that the presentation of FFO per diluted share provides useful information to investors regarding our financial condition and results of operations because it is a better measure of our operating performance. In addition, it facilitates comparisons between us and other REITs, including when making investment decisions. FFO per diluted share is also used by the Compensation Policy Committee of the Board of Directors to establish criteria for performance-based compensation. In previous periods, we presented the financial measure “Comparative FFO,” which represented FFO per diluted share determined in accordance with NAREIT adjusted for contingent rent and significant non-recurring items such as the repurchase of our leasehold interests in 2000 and 2001 and the resolution of prior year tax matters in 2002. However, based on recent guidance provided by the SEC, we have elected to conform to the NAREIT definition of FFO. Accordingly, we have reconciled our Comparative FFO disclosures to FFO per diluted share using the NAREIT definition for prior years as set forth on pages 26 to 28.

EBITDA

Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is a commonly used measure of performance in many industries which management believes provides useful information to investors regarding our results of operations. EBITDA helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs and hotel owners. Management uses EBITDA to provide a baseline when evaluating property-level results. Management also uses EBITDA as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

Adjusted EBITDA

Management has historically adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain recurring items described below is necessary to provide the most accurate measure of the performance of our investment portfolio and to more fully reflect the ongoing value of the company as a whole. Due to recent guidance provided by the SEC, we now do not reflect such items when calculating EBITDA but, instead, adjust for these items and refer to this measure as Adjusted EBITDA. Adjusted EBITDA for the second quarter 2003 reflects EBITDA adjusted for the following items:

•	Gains and Losses on Dispositions and Related Debt Extinguishments – We exclude the effect of the gains and losses recorded on the disposition of assets and the related debt extinguishments because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the assets disposed of, and the related debt extinguishments, could be less important to investors, given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships because we believe that including them in EBITDA does not reflect the impact of the minority interest position on our performance because these amounts effectively include our minority partners’ pro-rata portion of depreciation, amortization and interest expense, which are excluded from EBITDA. However, we believe the cash distributions paid to minority partners is a more relevant measure, and have included the effect of these cash distributions in the calculation of Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures because our percentage in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts effectively include our pro-rata portion of depreciation, amortization and interest expense, which are excluded from EBITDA. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

In previous periods, we also adjusted EBITDA for non-cash items such as stock compensation expense and fair market value adjustments to hedge instruments and foreign currency. Due to recent guidance provided by the SEC, we have modified our calculation to exclude these adjustments and, accordingly, we have reconciled our historical EBITDA disclosures for prior years to EBITDA and to Adjusted EBITDA as set forth on page 29.

Limitations on the Use of Non-GAAP Financial Measures

FFO per diluted share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations, or any other operating performance measure prescribed by GAAP. Cash expenditures for various long-term assets, interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and, should not be used as a measure of amounts that accrue directly to shareholders’ benefit. However, our consolidated statement of operations and cash flows include disclosure of our interest expense, capital expenditures and other items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

Comparable Hotel-Level Results

We define our comparable hotels as consolidated hotel properties that are owned or leased by us and for which we reported operating results throughout the reporting periods being compared. We exclude from our comparable operating results hotels that have been acquired or sold during 2003 or 2002, or that have had substantial property damage or that have undergone large-scale capital projects. Comparable hotel-level results does not present operating results for our non-hotel properties or the results of our leased limited service hotels. As of June 20, 2003, we consider 119, of our portfolio of 123 hotels, to be comparable properties for the periods presented. The hotels whose operating results that are excluded from comparable hotel-level results for the periods presented are the New

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

York Financial Center Marriott (substantially damaged in the September 11, 2001 terrorist attacks and re-opened in January 2002), the Boston Marriott Copley Place (acquired in June 2002), The Ritz-Carlton, Naples Golf Resort (opened in January 2002) and the JW Marriott, Washington, D.C. (consolidated in the second quarter of 2003). The comparable hotel-level results include the results of the Norfolk Waterside Marriott, the Waterford Marriott Oklahoma City and the Palm Beach Gardens Marriott, which were sold on July 18, 2003 and will be considered non-comparable for our third quarter 2003 reporting.

Our operating results for our comparable hotels include hotel-level operating profit and the related hotel-level operating profit margin for these properties. We believe that the comparable hotel-level results help us and our investors evaluate the ongoing operating performance of our properties and facilitate comparisons with other REITs and hotel owners. Management uses these measures to establish a baseline to assess property-level results, including when we acquire or sell assets. While these measures are based on GAAP, costs such as depreciation and amortization, income taxes, interest expense, corporate expenses, and other corporate items have been incurred by us and are not reflected in this presentation. In addition, we adjust the revenues and expenses at these properties so that the results reflect comparable reporting periods discussed below. We believe that excluding these items provides the most accurate measure of the performance of our comparable properties. As a result, the comparable hotel-level results do not represent our total revenues, expenses or operating profit and these hotel-level results should not be used to evaluate the performance of the Company as a whole. However, our consolidated statement of operations includes such amounts, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP measures.

Reporting Period

We receive the results of operations of our hotels from our managers based on their reporting cycles, which are either monthly or every four weeks. As a REIT, we are required by tax laws to report results on a calendar year ended December 31. However, our quarterly results reflect the reporting cycle that is used by Marriott International, Inc., the manager of the majority of our properties, whose year ends on the Friday closest to December 31 and which reflect twelve weeks of operations for the first three quarters of the year and sixteen or seventeen weeks for the fourth quarter of the year. Our results are also adjusted to reflect a fiscal calendar year that has a January 1 starting date and a December 31 ending date. In any given quarter, quarter-over-quarter results could have different starting and/or ending dates. For example, the second quarter of 2003 ended on June 20 and the second quarter of 2002 ended on June 14, though both quarters reflect twelve weeks of operations. In addition, because our starting and ending dates may not match Marriott International’s starting and ending dates, our first and fourth quarters of each year and year-to-date periods may not have the same number of days as was reflected in a prior year. For example, our consolidated financial statements as of June 20, 2003 reflect 171 days, while our year-to-date results as of June 14, 2002 reflect 165 days.

Approximately one-fourth of our full-service hotels are operated by managers other than Marriott International and report revenues on a monthly basis versus our four week period. The accompanying consolidated financial statements reflect three months of operations for the second quarter (March, April and May), but five months of operations year-to-date (January through May). Results in the third quarter will reflect three months of operations and fourth quarter results will reflect four months of operations for these hotels.

Hotel Operating Statistics

Our reported hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) for the quarters ended June 20, 2003 and June 14, 2002 reflect results for the twelve week periods from March 29, 2003 to June 20, 2003 and March 23, 2002 to June 14, 2002, respectively, for our Marriott-managed hotels and results for March, April and May for operations of all other hotels which report results on a monthly basis.

Our reported hotel operating statistics for year-to-date June 20, 2003 and year-to-date June 14, 2002 reflect results for the twenty four week periods (or 168 days) from January 4, 2003 to June 20, 2003 and December 29, 2001 to June 14, 2002, respectively, for our Marriott-managed hotels and results for January through May for operations of all other hotels which report results on a monthly basis.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	June 20, 2003	December 31, 2002

ASSETS
Property and equipment, net	$7,063	$7,031
Notes and other receivables	55	53
Due from managers	98	82
Investments in affiliates	88	133
Other assets	505	523
Restricted cash	130	133
Cash and cash equivalents	312	361

	$8,251	$8,316

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt
Senior notes	$3,249	$3,247
Mortgage debt	2,335	2,289
Other	102	102

	5,686	5,638
Accounts payable and accrued expenses	112	118
Other liabilities	202	252

Total liabilities	6,000	6,008

Minority interest	214	223
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary whose sole assets are convertible subordinated debentures due 2026 (“Convertible Preferred Securities”)	475	475
Shareholders’ equity
Cumulative redeemable preferred stock (liquidation preference $354 million), 50 million shares authorized; 14.1 million shares issued and outstanding	339	339
Common stock, par value $.01, 750 million shares authorized; 265.0 million shares and 263.7 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,106	2,100
Accumulated other comprehensive income (loss)	10	(2)
Accumulated deficit	(896)	(830)

Total shareholders’ equity	1,562	1,610

	$8,251	$8,316

(a)	Our consolidated balance sheet as of June 20, 2003 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended December 31, 2002.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except share amounts)

	Quarter ended		Year-to-date
	June 20, 2003	June 14, 2002	June 20, 2003	June 14, 2002
Revenues
Rooms	$512	$541	$984	$1,005
Food and beverage	281	288	533	530
Other	57	64	109	119

Total hotel sales	850	893	1,626	1,654
Rental income (b)	24	24	51	50
Other income	—	—	2	—

Total revenues	874	917	1,679	1,704

Operating Costs and Expenses
Rooms	123	129	239	239
Food and beverage	202	204	389	379
Hotel departmental expenses	230	225	445	420
Management fees	37	44	70	80
Other property-level expenses (b)	78	71	149	133
Depreciation and amortization	86	84	174	167
Corporate and other expenses	13	12	27	29

Total operating costs and expenses	769	769	1,493	1,447

Operating profit	105	148	186	257
Minority interest income (expense)	1	(6)	2	(11)
Interest income	2	4	5	7
Interest expense	(107)	(106)	(218)	(211)
Net gains on property transactions	2	1	3	2
Equity in earnings (losses) of affiliates	(3)	1	(9)	(3)
Dividends on Convertible Preferred Securities	(8)	(8)	(15)	(15)

Income (loss) before income taxes	(8)	34	(46)	26
Provision for income taxes	(6)	(11)	(2)	(15)

Income (loss) from continuing operations	(14)	23	(48)	11
Income from discontinued operations (c)	—	1	—	14

Net income (loss)	(14)	24	(48)	25
Less: dividends on preferred stock	(9)	(9)	(18)	(18)

Net income (loss) available to common shareholders	$(23)	$15	$(66)	$7

Basic and diluted earnings (loss) per common share	$(.09)	$.06	$(.25)	$.03

(a)	Our consolidated statements of operations have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The unaudited consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2002.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended		Year-to-date
	June 20, 2003	June 14, 2002	June 20, 2003	June 14, 2002
Rental income
Full-service	$7	$7	$17	$17
Limited service	16	16	32	31
Office buildings	1	1	2	2

	$24	$24	$51	$50

Rental and other expenses (included in “Other property-level expenses”)
Full-service	$2	$2	$3	$3
Limited service	16	16	32	32
Office buildings	—	1	1	1

	$18	$19	$36	$36

(c)	In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we have restated prior year periods to reflect $1 million of discontinued operations for the Ontario Airport Marriott, which we sold during the first quarter of 2003. Also, $13 million of discontinued operations for year-to-date 2002 relates to the St. Louis Marriott Pavilion, which we disposed of in January 2002.

HOST MARRIOTT CORPORATION

Earnings (Loss) per Share (a)

(unaudited, in millions, except per share amounts)

	Quarter ended June 20, 2003			Quarter ended June 14, 2002
	Income(Loss)	Shares	Per Share Amount	Income(Loss)	Shares	Per Share Amount
Net income (loss)	$(14)	264.7	$(.05)	$24	263.0	$.09
Dividends on preferred stock	(9)	—	(.04)	(9)	—	(.03)

Basic earnings (loss) and basic earnings (loss) per share	(23)	264.7	(.09)	15	263.0	.06
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	—	—	—	3.3	—

Diluted earnings (loss) and diluted earnings (loss) per share	$(23)	264.7	$(.09)	$15	266.3	$.06

	Year-to-date June 20, 2003			Year-to-date June 14, 2002
	Income(Loss)	Shares	Per Share Amount	Income(Loss)	Shares	Per Share Amount
Net income (loss)	$(48)	264.5	$(.18)	$25	262.3	$.10
Dividends on preferred stock	(18)	—	(.07)	(18)	—	(.07)

Basic and diluted earnings (loss) and basic and diluted earnings (loss) per share	$(66)	264.5	$(.25)	$7	262.3	$.03

(a)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders as adjusted for dilutive securities, by the weighted average number of shares of common stock outstanding plus other dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Convertible Preferred Securities. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (loss) Available to Common Shareholders to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 20, 2003			Quarter ended June 14, 2002
	Income (Loss)	Shares	Per Share Amount	Income (Loss)	Shares	Per Share Amount
Net income (loss) available to common shareholders	$(23)	264.7	$(.09)	$15	263.0	$.06
Adjustments:
Depreciation and amortization	85	—	.32	83	—	.31
Partnership adjustments	3	—	.02	8	—	.03
FFO of minority partners of Host LP (a)	(6)	—	(.02)	(10)	—	(.03)
Adjustments for dilutive securities: (b)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.8	(.01)	—	3.3	(.01)
Assuming conversion of Convertible Preferred Securities	—	—	—	8	30.9	(.01)

FFO per diluted share (c) (d)	$59	267.5	$.22	$104	297.2	$.35

	Year-to-date June 20, 2003			Year-to-date June 14, 2002
	Income (Loss)	Shares	Per Share Amount	Income (Loss)	Shares	Per Share Amount
Net income (loss) available to common shareholders	$(66)	264.5	$(.25)	$7	262.3	$.03
Adjustments:
Gain from discontinued operations	—	—	—	(13)	—	(.05)
Depreciation and amortization	171	—	.65	166	—	.63
Partnership adjustments	6	—	.02	14	—	.05
FFO of minority partners of Host LP (a)	(11)	—	(.04)	(16)	—	(.06)
Adjustments for dilutive securities: (b)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.7	(.01)	—	3.2	(.01)
Assuming conversion of Convertible Preferred Securities	—	—	—	15	30.9	(.01)

FFO per diluted share (c) (d)	$100	267.2	$.37	$173	296.4	$.58

(a)	Represents FFO attributable to the minority interest in Host LP.

(b)	The share count has not been adjusted for shares of common stock issuable upon redemption of common OP Units outstanding held by minority partners in Host LP as they were antidilutive for all periods presented. For the quarters ended June 20, 2003 and June 14, 2002, there were 27.4 million and 26.9 million, respectively, weighted average units outstanding. For year-to-date June 20, 2003 and June 14, 2002, there were 27.5 million and 24.2 million, respectively, weighted average units outstanding.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Shareholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts

(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Convertible Preferred Securities. No effect is shown for securities if they are anti-dilutive.

(d)	The Company previously reported Comparative FFO (see the discussion beginning on page 5 of this press release). FFO per NAREIT excludes $3 million for each of the second quarter 2003 and 2002 and $6 million for each of year-to-date 2003 and 2002 related to an income tax benefit for the purchase of our leases that would have been included in Comparative FFO.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date
	June 20, 2003	June 14, 2002	June 20, 2003	June 14, 2002
Net income (loss)	$(14)	$24	$(48)	$25
Interest expense	107	106	218	211
Dividends on Convertible Preferred Securities	8	8	15	15
Depreciation and amortization	86	84	174	168
Income tax expense	6	11	2	15

EBITDA (a)	193	233	361	434
Gains and losses on dispositions and related debt extinguishments	(1)	(1)	(2)	(15)
Consolidated partnership adjustments:
Minority interest (income) expense	(1)	6	(2)	11
Distributions to minority interest partners of Host LP and other minority partners	(3)	(5)	(4)	(7)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	3	(1)	9	3
Distributions received from equity investments	2	1	3	2

Adjusted EBITDA (a)	$193	$233	$365	$428

(a)	See discussion of EBITDA and Adjusted EBITDA beginning on page 5.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Ajusted EBITDA for Full Year 2003 Forecasts (a)

(unaudited, in millions)

	Full Year 2003
	Low-end of Range	High-end of Range
Net Income (Loss)	$(148)	$(124)
Interest expense	474	474
Dividends on Convertible Preferred Securities	32	32
Depreciation and amortization	367	367
Income taxes	(2)	(3)

EBITDA	723	746
Gains and losses on dispositions and related debt extinguishments	(4)	(4)
Consolidated partnership adjustments:
Minority interest (income) expense	(10)	(8)
Distributions to minority interest partners of Host LP and other minority partners	(6)	(6)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	18	18
Distributions received from equity investments	4	4

Adjusted EBITDA (1)	$725	$750

(1)	The Company’s previous full year forecast of EBITDA included approximately $15 million of adjustments primarily related to non-cash stock compensation expense, fair market value adjustments for hedge instruments and foreign currency adjustments. See discussion of Adjusted EBITDA beginning on page 5 for further detail.

See additional notes “a” to “d” on page 18.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Shareholders to

Funds From Operations per Diluted Share for Third Quarter 2003 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Third Quarter 2003 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income (loss) available to common shareholders	$(77)	264.8	$(.29)
Adjustments:
Depreciation and amortization	81	—	30
Partnership adjustments	(2)	—	(.01)
FFO of minority partners of Host LP (b)	(1)	—	—
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.8	—

FFO per diluted share (d)	$1	267.6	$.00

	High-end of Range
	Third Quarter 2003 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income (loss) available to common shareholders	$(72)	264.8	$(.27)
Adjustments:
Depreciation and amortization	81	—	30
Partnership adjustments	(2)	—	(.01)
FFO of minority partners of Host LP (b)	(1)	—	—
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.8	—

FFO per diluted share (d)	$6	267.6	$.02

See notes on page 18.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Shareholders to

Funds From Operations per Diluted Share for Full Year 2003 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2003 Forecast
	Income (Loss)	Shares	Per Share Impact
Forecast net income (loss) available to common shareholders	$(183)	264.6	$(.69)
Adjustments:
Depreciation and amortization	359	—	1.36
Partnership adjustments	8	—	.03
FFO of minority partners of Host LP (b)	(18)	—	(.07)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.8	(.01)

FFO per diluted share (d)	$166	267.4	$.62

	High-end of Range
	Full Year 2003 Forecast
	Income (Loss)	Shares	Per Share Impact
Forecast net income (loss) available to common shareholders	$(159)	264.6	$(.60)
Adjustments:
Depreciation and amortization	359	—	1.36
Partnership adjustments	9	—	.03
FFO of minority partners of Host LP (b)	(21)	—	(.08)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.8	(.01)

FFO per diluted share (d)	$188	267.4	$.70

See notes on page 18.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Shareholders to

Funds From Operations per Diluted Share for Third Quarter and Full Year 2003 Forecasts (a)

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for full-year 2003 and the third quarter of 2003. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

For purposes of preparing the third quarter and full-year 2003 forecasts, we have made the following assumptions:

•	RevPAR will decrease between 2.5% and 4.0% for the third quarter and decrease between 3.0% and 5.0% for the full-year 2003 for the high and low ends of the forecasted ranges, respectively.

•	Comparable hotel-level EBITDA margins will decrease between 2.0 percentage points and 2.5 percentage points for the full-year 2003 for the high and low end of the forecasted ranges, respectively.

•	$175 million of hotels will be sold during 2003 and the proceeds are utilized to retire debt, including proceeds from the $97 million in dispositions completed to date.

•	$210 million in renewal and replacement capital expenditures will be incurred during 2003.

•	Fully diluted shares will be 267.6 million and 267.4 million, respectively, for the third quarter and full-year 2003.

(b)	Represents FFO attributable to the minority interests in Host LP during 2003.

(c)	These shares are dilutive for purposes of the FFO per diluted share calculation, yet are anti-dilutive for the purposes of the earnings per share calculation. This is due to the net loss that is forecasted for 2003 compared to net earnings for FFO for the year.

(d)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Convertible Preferred Securities. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Comparable Property Statistics (a)

(unaudited)

Comparable by Region

	As of June 20, 2003		Quarter ended June 20, 2003			Quarter ended June 14, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR (b)	Average Daily Rate	Average Occupancy Percentages	RevPAR (b)	Percent Change in RevPAR
Atlanta	15	6,563	$133.67	63.8%	$85.26	$147.85	69.0%	$101.99	(16.4)%
DC Metro	13	4,998	141.80	76.4	108.34	144.63	76.9	111.17	(2.5)
Florida	13	7,582	166.59	72.1	120.14	163.43	73.4	119.95	.2
International	6	2,552	110.16	61.4	67.69	109.88	72.2	79.38	(14.7)
Mid-Atlantic	9	6,222	179.66	75.5	135.55	191.15	79.0	150.93	(10.2)
Mountain	8	3,313	103.78	64.3	66.78	107.90	69.3	74.79	(10.7)
New England	6	2,277	125.86	63.1	79.45	134.37	69.1	92.91	(14.5)
North Central	15	5,395	123.23	67.4	83.10	122.52	69.3	84.87	(2.1)
Pacific	22	11,526	149.32	66.5	99.27	157.27	70.1	110.22	(9.9)
South Central	12	6,514	128.39	76.7	98.53	134.14	81.0	108.66	(9.3)

All Regions	119	56,942	142.98	69.5	99.41	148.11	73.1	108.32	(8.2)

Comparable by Region

	As of June 20, 2003		Year-to-date June 20, 2003			Year-to-date June 14, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR (b)	Average Daily Rate	Average Occupancy Percentages	RevPAR (b)	Percent Change in RevPAR
Atlanta	15	6,563	$136.26	66.0%	$89.98	$145.25	69.1%	$100.50	(10.5)%
DC Metro	13	4,998	139.90	71.0	99.35	140.51	70.2	98.66	.7
Florida	13	7,582	170.83	74.5	127.22	168.41	76.4	128.65	(1.1)
International	6	2,552	107.85	64.1	69.11	109.61	69.2	75.83	(8.9)
Mid-Atlantic	9	6,222	173.89	72.6	126.29	184.29	77.6	143.03	(11.7)
Mountain	8	3,313	109.42	64.7	70.82	117.82	68.9	81.21	(12.8)
New England	6	2,277	121.10	59.4	71.99	127.21	64.0	81.46	(11.6)
North Central	15	5,395	118.51	63.9	75.74	117.92	65.7	77.52	(2.3)
Pacific	22	11,526	153.04	66.5	101.77	157.87	70.2	110.82	(8.2)
South Central	12	6,514	130.89	77.2	101.11	137.17	79.9	109.57	(7.7)

All Regions	119	56,942	143.78	69.1	99.34	148.19	72.1	106.77	(7.0)

HOST MARRIOTT CORPORATION

Hotel Operational Data

Comparable Property Statistics (a)

(unaudited)

Other Portfolio Statistics

	As of June 20, 2003		Quarter ended June 20, 2003			Quarter ended June 14, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR (b)	Average Daily Rate	Average Occupancy Percentages	RevPAR (b)	Percent Change in RevPAR
Ritz-Carlton (c)	9	3,536	$246.79	66.3%	$163.65	$253.14	69.5%	$176.02	(7.0)%

	As of June 20, 2003		Year-to-date June 20, 2003			Year-to-date June 14, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR (b)	Average Daily Rate	Average Occupancy Percentages	RevPAR (b)	Percent Change in RevPAR
Ritz-Carlton (c)	9	3,536	$246.35	65.5%	$161.43	$248.80	68.2%	$169.73	(4.9)%

(a)	Our comparable operating statistics include the results of three hotels (the Norfolk Waterside Marriott, the Oklahoma City Waterford Marriott and the Palm Beach Gardens Marriott) which were sold on July 18, 2003. Excluding these hotels, our RevPAR would be $99.71 and $99.64, respectively, for the quarter ended and year-to-date June 20, 2003 and $108.75 and $107.16, respectively, for the quarter ended and year-to-date June 14, 2002. See discussion of Reporting Periods and Hotel Operating Statistics beginning on page 6.

(b)	RevPAR represents room revenue per available room, which measures daily room revenues generated on a per room basis, excluding food and beverage revenues or other ancillary revenues generated by the properties.

(c)	Includes nine Ritz-Carlton properties owned by us for all periods presented, excluding The Ritz-Carlton, Naples Golf Resort, which was placed in service in January 2002.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Property Statistics by Region (All Properties) (a)

(unaudited)

	As of June 20, 2003		Quarter ended June 20, 2003			Quarter ended June 14, 2002
	No. of Properties (b)	No. of Rooms (b)	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Atlanta	15	6,563	$133.67	63.8%	$85.26	$147.85	69.0%	$101.99	(16.4)%
DC Metro	14	5,770	141.80	76.4	108.34	144.63	76.9	111.17	(2.5)
Florida	14	7,877	170.68	71.7	122.34	167.10	72.9	121.78	.5
International	6	2,552	110.16	61.4	67.69	109.88	72.2	79.38	(14.7)
Mid-Atlantic	10	6,726	180.86	75.2	136.02	190.62	78.8	150.14	(9.4)
Mountain	8	3,313	103.78	64.3	66.78	107.87	69.3	74.77	(10.7)
New England	7	3,416	149.55	69.4	103.82	134.85	69.2	93.33	11.2
North Central	15	5,395	123.23	67.4	83.10	122.52	69.3	84.87	(2.1)
Pacific	22	11,526	149.32	66.5	99.27	157.81	70.2	109.33	(9.2)
South Central	12	6,514	128.39	76.7	98.53	134.14	81.0	108.66	(9.3)

All Regions	123	59,652	145.12	69.8	101.22	148.78	73.1	108.75	(6.9)

	As of June 20, 2003		Year-to-date June 20, 2003			Year-to-date June 14, 2002
	No. of Properties (b)	No. of Rooms (b)	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Atlanta	15	6,563	$136.26	66.0%	$89.98	$145.52	69.1%	$100.50	(10.5)%
DC Metro	14	5,770	139.90	71.0	99.35	140.51	70.2	98.66	.7
Florida	14	7,877	174.80	74.1	129.53	171.79	75.9	130.39	(.7)
International	6	2,552	107.85	64.1	69.11	109.61	69.2	75.83	(8.9)
Mid-Atlantic	10	6,726	175.64	72.5	127.38	183.48	77.1	141.50	(10.0)
Mountain	8	3,313	109.42	64.7	70.82	117.77	68.9	81.18	(12.8)
New England	7	3,416	140.98	65.3	92.04	127.52	64.1	81.72	12.6
North Central	15	5,395	118.51	63.9	75.74	117.92	65.7	77.52	(2.3)
Pacific	22	11,526	152.79	66.5	101.66	156.51	70.3	110.08	(7.6)
South Central	12	6,514	130.89	77.2	101.11	136.78	79.2	108.36	(6.7)

All Regions	123	59,652	145.48	69.2	100.73	148.67	72.0	106.97	(5.8)

(a)	See discussion of Reporting Periods and Hotel Operating Statistics beginning on page 6.

(b)	The number of properties and the room count reflect all consolidated properties as of June 20, 2003. However, the results of operations do not include the JW Marriott, Washington, D.C. We acquired the remaining general partnership interest and preferred equity interest held by outside partners in this hotel during June 2003 and began to consolidate these operations effective June 20, 2003.

HOST MARRIOTT CORPORATION

Schedule of Comparable Hotel-Level Results (a)

(unaudited, in millions)

	Quarter ended		Year-to-date
	June 20,	June 14,	June 20,	June 14,
	2003	2002	2003	2002
Number of hotels	119	119	119	119
Number of rooms	56,942	56,942	56,942	56,942
Percent change in Comparable RevPAR	(8.2)%	—	(7.0)%	—
Operating profit margin under GAAP (b)	12.0%	16.1%	11.1%	15.1%
Comparable hotel-level operating profit margin (c)	24.0%	27.3%	23.6%	27.2%
Comparable hotel sales
Room	$485	$529	$930	$1,000
Food and beverage	270	281	508	529
Other	57	65	110	123

Comparable hotel sales (d)	812	875	1,548	1,652

Comparable hotel expenses
Room	117	125	225	236
Food and beverage	193	198	367	374
Other	34	36	64	67
Management fees, ground rent and other costs	273	277	526	525

Comparable hotel expenses (e)	617	636	1,182	1,202

Comparable Hotel-Level Operating Profit	195	239	366	450
Non-comparable hotel results, net (f)	8	5	18	3
Office building and limited service properties, net	1	—	1	—
Other income	—	—	2	—
Depreciation and amortization	(86)	(84)	(174)	(167)
Corporate and other expenses	(13)	(12)	(27)	(29)

Operating Profit	$105	$148	$186	$257

(a)	See discussion of Comparable Hotel-level Results, Reporting Periods and Hotel Operating Statistics beginning on page 6.

(b)	Operating profit margin under GAAP is calculated as the operating profit per the Consolidated Statements of Operations divided by the total revenues per the Consolidated Statement of Operations.

(c)	Comparable hotel-level operating profit margin is calculated as the comparable hotel-level operating profit per the schedule above divided by the comparable hotel sales per the schedule above.

HOST MARRIOTT CORPORATION

Schedule of Comparable Hotel-Level Results (a)

(unaudited, in millions)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows (in millions):

	Quarter ended		Year-to-date
	June 20,	June 14,	June 20,	June 14,
	2003	2002	2003	2002
Revenues per the consolidated statements of operations	$874	$917	$1,679	$1,704
Non-comparable hotel sales	(55)	(35)	(100)	(59)
Hotel sales for the property for which we receive rental income, net	10	10	22	21
Rental income for office buildings and limited service hotels	(17)	(17)	(34)	(33)
Other income	—	—	(2)	—
Adjustment for hotel sales for comparable hotels to reflect twenty-four weeks of operations for Marriott-managed hotels	—	—	(17)	19

Comparable hotel sales	$812	$875	$1,548	$1,652

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended		Year-to-date
	June 20,	June 14,	June 20,	June 14,
	2003	2002	2003	2002
Operating costs and expenses per the consolidated statements of operations	$769	$769	$1,493	$1,447
Non-comparable hotel expenses	(48)	(31)	(88)	(56)
Hotel expenses for the property for which we receive rental income	11	11	26	25
Rent expense for office buildings and limited service properties	(16)	(17)	(33)	(33)
Adjustment for hotel expenses for comparable hotels to reflect twenty-four weeks of operations for Marriott-managed hotels	—	—	(15)	15
Depreciation and amortization	(86)	(84)	(174)	(167)
Corporate and other expenses	(13)	(12)	(27)	(29)

Comparable hotel expenses	$617	$636	$1,182	$1,202

(f)	Non-comparable hotel results, net includes the following items: (i) the results of operations of our non-comparable hotels and (ii) the difference between the comparable hotel-level operating profit which reflects 168 days of operations year-to-date and the operating results included in the consolidated statement of operations which reflects 171 and 165 days for the year-to-date 2003 and 2002, respectively. For further detail see “Reporting Periods, Comparable Hotel-Level Results and Operating Statistics” beginning on page 6.

HOST MARRIOTT CORPORATION

Other Financial Data

(unaudited, in millions, except per share and ratio data)

	June 20, 2003	December 31, 2002
Equity
Common shares outstanding	265.0	263.7
Common shares and minority-held common OP Units outstanding	292.1	291.5
Preferred OP Units outstanding	.02	.02
Class A Preferred stock outstanding	4.1	4.1
Class B Preferred stock outstanding	4.0	4.0
Class C Preferred stock outstanding	6.0	6.0
Class D Preferred stock outstanding (a)	.03	—

Security pricing:
Share price—common (b)	$8.79	$8.85
Share price—Class A Preferred (b)	$25.50	$26.15
Share price—Class B Preferred (b)	$25.24	$25.65
Share price—Class C Preferred (b)	$25.25	$25.70
Share price—Convertible Preferred Securities (b)	$40.18	$36.94

Dividends per share (year-to-date 2003 and full year 2002)
Common (c)	$—	$—
Class A Preferred (d)	$1.25	$2.50
Class B Preferred (d)	$1.25	$2.50
Class C Preferred (d)	$1.25	$2.50
Class D Preferred (d)	$.625	$—

Debt
Percentage of fixed rate debt	90%	90%
Weighted average interest rate	7.9%	7.9%
Weighted average debt maturity	5.0 years	5.5 years
Credit facility, outstanding balance	$—	$—

Other Financial Data
Construction in progress	$63	$39

(a)	On June 19, 2003, we issued 33,182 shares of 10% Class D Cumulative Redeemable Preferred Stock to Fernwood Holdings LLC, an indirectly wholly owned taxable subsidiary of Host LP. Dividends paid on the Class D preferred stock, will equal approximately $21,000 per quarter. The holder of the Class D preferred stock is entitled to receive cumulative cash dividends at a rate of 10% per annum of the $25.00 per share liquidation preference and is payable quarterly in arrears. We have the option to redeem the Class D preferred stock at any time after July 1, 2004, for $25.00 per share, plus accrued and unpaid dividends to the date of redemption. The Class D preferred stock is on parity with our Class A, B and C preferred stock. The Class D preferred stock has not been registered with the Securities and Exchange Commission or listed on the New York Stock Exchange. In accordance with Accounting Research Bulletin No. 51, stock issued to a wholly-owned subsidiary is not presented on the balance sheet and dividends on such stock are not deducted in the determination of net income (loss) available to common stockholders or in the calculation of earnings per share.
(b)	Share prices are the closing price on the balance sheet date, as reported by the NYSE for the common and preferred stock. The shares of Convertible Preferred Securities are not traded on an exchange. Our Convertible Preferred Securities per share price is deemed to be the higher of the buy or sell price as provided by the trading desk for Goldman Sachs in New York, New York on the relevant date.
(c)	We did not declare a common stock dividend in the first two quarters of 2003 or in full year 2002.

HOST MARRIOTT CORPORATION

Other Financial Data

(unaudited, in millions, except per share and ratio data)

(d)	Dividends reflect a quarterly cash dividend of $.625 per share for the Class A, Class B, Class C and Class D preferred stock. Dividends paid on the four classes of preferred stock are distributions for purposes of satisfying the minimum distribution requirement necessary to maintain REIT status.

HOST MARRIOTT CORPORATION

Reconciliation of Funds From Operations per Diluted Share per NAREIT to

Previously Reported Comparative Funds From Operations per Diluted Share for 2002 and First Quarter 2003(a)

(unaudited, in millions except per share amounts)

	Quarter ended March 22, 2002			Quarter ended June 14, 2002
	Income (Loss)	Shares	Per Share Amount	Income (Loss)	Shares	Per Share Amount
Net income (loss) available to common shareholders	$(8)	261.7	$(.03)	$15	263.0	$.06
Adjustments:
Gain from discontinued operations	(13)	—	(.05)	—	—	—
Depreciation and amortization	83	—	.32	83	—	.31
Partnership adjustments	6	—	.02	8	—	.03
FFO of minority partners of Host LP (b)	(6)	—	(.02)	(10)	—	(.03)
Adjustments for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.1	(.01)	—	3.3	(.01)
Assuming conversion of Convertible Preferred Securities	7	30.9	—	8	30.9	(.01)

FFO per Diluted Share in accordance with NAREIT (d)	69	295.7	.23	104	297.2	.35
Tax benefit of lease repurchase (a)	3	—	.01	3	—	.01
SAB 101 effect on FFO (a)	1	—	.01	1	—	—

Comparative FFO per Diluted Share previously reported (d)	$73	295.7	$.25	$108	297.2	$.36

See notes on page 28.

HOST MARRIOTT CORPORATION

Reconciliation of Funds From Operations per Diluted Share per NAREIT to

Previously Reported Comparative Funds From Operations per Diluted Share for 2002 and First Quarter 2003(a)

(unaudited, in millions except per share amounts)

	Quarter ended September 6, 2002			Year ended December 31, 2002
	Income (Loss)	Shares	Per Share Amount	Income (Loss)	Shares	Per Share Amount
Net loss available to common shareholders	$(47)	263.3	$(.18)	$(51)	263.0	$(.19)
Adjustments:
Gain from discontinued operations	—	—	—	(13)	—	(.05)
Depreciation and amortization	85	—	.32	366	—	1.39
Partnership adjustments	4	—	.02	20	—	.07
FFO of minority partners of Host LP (b)	(5)	—	(.02)	(30)	—	(.11)
Adjustments for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.0	—	—	4.0	(.02)
Assuming conversion of Convertible Preferred Securities	—	—	—	32	30.9	—

FFO per Diluted Share in accordance with NAREIT (d)	37	266.3	.14	324	297.9	1.09
Tax benefit of lease repurchase (a)	3	—	.01	12	—	.04
Tax effect of non-recurring items (a)	—	—	—	(4)	—	(.02)
SAB 101 effect on FFO (a)	1	—	—	—	—	—

Comparative FFO per Diluted Share previously reported (d)	$41	266.3	$.15	$332	297.9	$1.11

See notes on page 28

HOST MARRIOTT CORPORATION

Reconciliation of Funds From Operations per Diluted Share per NAREIT to

Previously Reported Comparative Funds From Operations per Diluted Share for 2002 and First Quarter 2003(a)

(unaudited, in millions, except per share amounts

	Quarter ended March 28, 2003
	Income (Loss)	Shares	Per Share Amount
Net loss available to common shareholders	$(43)	264.3	$(.16)
Adjustments:
Depreciation and amortization	86	—	33
Partnership adjustments	3	—	01
FFO of minority partners of Host LP (b)	(5)	—	(.02)
Adjustments for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.5	(.01)

FFO per Diluted Share in accordance with NAREIT (d)	41	266.8	15
Tax benefit of lease repurchase (a)	3	—	01

Comparative FFO per Diluted Share previously reported (d)	$44	266.8	$16

(a)	The tables on pages 26 to 28 present reconciliations of FFO per diluted share to our previously reported Comparative FFO per diluted share for each reporting period in 2002 and the first quarter of 2003. The SEC recently finalized its guidance related to non-GAAP financial measures and, as a result, we have revised our calculation of FFO per diluted share to conform to the NAREIT definition. See the discussion beginning on page 5. As previously presented, Comparative FFO per diluted share included adjustments for the following significant items:

•	Results for all periods in 2002 and first quarter 2003 were adjusted to reflect the realization of an income tax benefit as a result of the purchase of 120 leasehold interests at year-end 2000 and during June 2001.

•	Results for year-end 2002 were adjusted to reflect the effect of non-recurring items in the current period tax provision (benefit) including the resolution of prior year tax matters and other items.

•	Results for the first three quarters of 2002 were adjusted to reflect contingent rent that was previously deferred under SEC Staff Accounting Bulletin 101, or SAB 101. This adjustment reflects revenues based on payment amounts calculated under our hotel leases.

(b)	Represents FFO attributable to the minority interests in Host LP.

(c)	The share count has not been adjusted for the minority common OP Units outstanding as they were antidilutive for all periods presented. For the quarters ended June 20, 2003 and June 14, 2002, there were 27.4 million and 26.9 million, respectively, weighted average units outstanding. For year-to-date June 20, 2003 and June 14, 2002 there were 27.5 million and 24.2 million, respectively, weighted average units outstanding.

(d)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Convertible Preferred Securities. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Reconciliation of EBITDA and Adjusted EBITDA to

Previously Reported EBITDA for 2002 and First Quarter 2003

(unaudited, in millions)

	Quarter ended			Year ended	Quarter ended
	March 22, 2002	June 14, 2002	September 6, 2002	December 31, 2002	March 28, 2003
Net income (loss)	$1	$24	$(38)	$(16)	$(34)
Interest expense	105	106	107	466	111
Dividends on Convertible Preferred Securities	7	8	7	32	7
Depreciation and amortization	84	84	86	372	88
Income tax expense	4	11	(7)	6	(4)

EBITDA	201	233	155	860	168
(Losses) gains on dispositions and related debt extinguishments debt	(14)	(1)	(1)	(18)	(1)
Consolidated partnership adjustments:
Minority interest (income) expense	5	6	(3)	7	(1)
Distributions to minority interest partners of Host LP and other minority partners	(2)	(5)	(2)	(13)	(1)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	4	(1)	3	9	6
Distributions received from equity investments	1	1	1	6	1

Adjusted EBITDA (a)	195	233	153	851	172
Other non-cash items (b)	9	5	6	12	3

Previously reported EBITDA	$204	$238	$159	$863	$175

(a)	See discussion of EBITDA and Adjusted EBITDA beginning on page 5.

(b)	Primarily represents non-cash stock compensation expense and fair market value adjustments for hedge instruments and foreign currency adjustments.